April 29, 2016

«Full_Name»

«Address_1»

«Address_2»

«CityState»

Dear «First_Name»,

Pursuant to the terms and conditions of the company’s AVX Corporation 2014 Restricted Stock Unit Plan, you have been granted a Restricted Stock Unit/Stock Settled for «RSU» units of stock and a Performance Stock Unit/Stock Settled for «RSU» units of stock as outlined below.

Granted To:«Full_Name»

Grant Type:Restricted Stock Unit/Stock Settled

Grant Date:April 29, 2016

Granted:«RSU»

Vesting Schedule:33+% per year for 3 years

«RSU_Vestin_1» on 04/29/2017

«RSU_Vesting_23» on 04/29/2018

«RSU_Vesting_23» on 04/29/2019

Grant Type:Performance Stock Unit/Stock Settled

Grant Date:April 29, 2016

Original Target Granted:«RSU»

Potential Payout Range:0% to 100%

Potential Attained Shares:0 to «RSU»

Vesting Schedule:100% after one year

Maximum vest - «PSU_Vesting» on 04/29/2017